UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2017

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 14, 2016, RLJ Entertainment, Inc. (the “Company”) entered into a credit agreement  with Digital Entertainment Holdings LLC, a wholly owned subsidiary of AMC Networks Inc. (“AMC”) pursuant to which (i) AMC provided the Company with a $5 million term loan (“Initial Tranche A Loan”) and a $60 million term loan (the “Tranche B Loan”) and (ii) the Company granted AMC three warrants to purchase, in the aggregate, 20 million shares of the Company’s common stock.  On January 30, 2017, the Company entered into a first amendment to the credit agreement adding a tranche of term loan debt in the principal amount of $8 million dollars (the “Incremental Tranche A Term Loan” and together with the Initial Tranche A Loan, the “Tranche A-1 Loan”), extending the maturity date of the Tranche A-1 Loan from October 14, 2017 to June 30, 2019 and modifying certain covenants.

On June 16, 2017, the Company and AMC entered into a second amendment to the credit agreement (the “Amendment”). On June 20, 2017, upon the closing pursuant to the Amendment, the Company added a tranche of term loan debt in the principal amount of $10 million dollars (the “Tranche A-2 Term Loan”) with a maturity date of June 30, 2021. Upon the closing, the Amendment also (i) extended the maturity date of the Tranche A-1 Term Loan to June 30, 2020, (ii) provided that, commencing with the interest payment to be made on June 30, 2017, all interest under the credit agreement will be paid in shares of the Company’s common stock valued at $3 per share (subject to adjustment for stock splits and similar adjustments) and (iii) increased the maximum Senior Leverage Ratio as set forth in the table below:

Fiscal Year Ending	Senior Leverage Ratio
December 31, 2016	6.00:1.00
December 31, 2017	5.75:1.00
December 31, 2018	4.00:1.00
December 31, 2019	3.75:1.00
December 31, 2020	2.75:1.00
December 31, 2021 and all Fiscal Years thereafter	2.50:1.00

Except as expressly set forth in the Amendment, no other terms of the credit agreement were modified.

As a condition to the closing of the Amendment, on June 20, 2017, RLJ SPAC Acquisition LLC converted 15,000 shares of the Company’s Class D-2 preferred stock, constituting its entire holdings of preferred stock, plus its accrued preferred dividends, into the Company’s common stock at $3.00 per share, resulting in the issuance of 5,905,634 shares of common stock.

In addition, in connection with the Amendment, on June 20, 2017, AMC exercised a portion of its Class A warrant at $3.00 per share to acquire 1,667,000 shares of the Company’s common stock in exchange for the cancellation of $5,001,000 of the Tranche B Loan. Following the cancellation, the balance of the Tranche B Loan is $54,999,000.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Amendment is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the conversion of the preferred stock and the partial exercise of the warrant is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Second Amendment to Credit and Guaranty Agreement, dated June 16, 2017, by and among AMC, the Company, certain subsidiaries of the Company, and the Lenders party thereto from time to time

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	June 20, 2017	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit and Guaranty Agreement, dated June 16, 2017, by and among AMC, the Company, certain subsidiaries of the Company, and the Lenders party thereto from time to time

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